Exhibit 99.1

Fixed Income Investor Presentation July 22, 2026

2 FORWARD-LOOKING STATEMENTS The foregoing presentation may contain statements about Atlantic Union Bankshares Corporation ("AUB" or the "Company") that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about the Company's business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by forward-looking terminology such as "intend," "should," "expect," "believe," "view," "opportunity," "allow," "continues," "reflects," "would," "could," "typically," "usually," "anticipate," "may," "estimate," "outlook," "project" or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements depending on a variety of factors, including, but not limited to, the effects of or changes in: market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, the Company’s funding costs and the Company’s loan and securities portfolios; economic conditions, including inflation and recessionary conditions and their related impacts on economic growth and customer and client behavior; U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; volatility in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil, and the effects on the ability of depository institutions, including the Company, to attract and retain depositors and to borrow or raise capital; legislative or regulatory changes and requirements, including changes in federal, state or local tax laws and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies; the sufficiency of liquidity and changes in the Company’s capital position; general economic and financial market conditions, in the United States generally and particularly in the markets in which the Company operates and which the Company’s loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels, U.S. fiscal debt, budget, and tax matters, U.S. government shutdowns, and slowdowns in economic growth; the possibility that the anticipated benefits of the Company’s acquisition activity, including the Company’s acquisition of Sandy Spring, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the strength of the economy, competitive factors in the areas where the Company does business, or as a result of other unexpected factors or events; potential adverse reactions or changes to business or employee relationships, including those resulting from the Company’s acquisition of Sandy Spring; the Company’s ability to identify, recruit and retain key employees; monetary, fiscal and regulatory policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve; the quality or composition of the Company’s loan or investment portfolios and changes in these portfolios; demand for loan products and financial services in the Company’s market areas; the Company’s ability to manage the Company’s growth or implement the Company’s growth strategy; the effectiveness of expense reduction plans; the introduction of new lines of business or new products and services; real estate values in the Company’s lending area; changes in accounting principles, standards, rules, and interpretations, and the related impact on the Company’s financial statements; an insufficient ACL or volatility in the ACL resulting from the Current Expected Credit Losses (“CECL”) methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors; concentrations of loans secured by real estate, particularly CRE; the effectiveness of the Company’s credit processes and management of the Company’s credit risk; the Company’s ability to compete in the market for financial services and increased competition from fintech companies; technological risks and developments, and cyber threats, attacks, or events; emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action or increase the risk of a cybersecurity attack or the probability that such an attack would be successful; operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on macroeconomic conditions, the ability of the Company’s borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for the Company’s loans or the Company’s other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company’s business operations and on financial markets and economic growth; performance by the Company’s counterparties or vendors; deposit flows; the availability of financing and the terms thereof; the level of prepayments on loans and mortgage-backed securities; actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on the Company’s business activities, reputational harm, or other adverse consequences; any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and other factors, many of which are beyond the Company’s control. A detailed discussion of factors that could affect the Company's results is included in the Company's filings with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section of its Annual Report on Form 10-K for the year ended December 31, 2025. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in its expectations, except as required by law. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements.

3 DISCLAIMER This presentation is not an offer to sell securities and the Company is not soliciting an offer to buy securities in any jurisdiction where such offer or sale is not permitted. Neither the Securities and Exchange Commission (the “SEC”), Federal Deposit Insurance Corporation, nor any state securities commission has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Certain information contained in this presentation relates to or is based on publications and other data obtained from third-party sources. While the Company believes these third-party sources to be reliable as of the date of this presentation, the Company has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. PRELIMINARY FINANCIAL INFORMATION This presentation includes certain preliminary unaudited financial information and expectations relating to the second quarter of 2026. The Company's full unaudited financial statements as of and for the quarterly period ended June 30, 2026, are not yet available. In the opinion of management, such unaudited financial information includes all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the Company's financial position and results of operations for such period. These results are also subject to further revision based upon the review of the Company's independent registered public accounting firm of such quarterly results and an audit by its independent registered public accounting firm of its annual results for the year ended December 31, 2026. Therefore, no assurance can be given that, upon completion of the Company's review and the review of its independent registered public accounting firm, the Company will not report materially different financial results than those set forth in this presentation. There can be no assurance that such results will be indicative of the Company's results for the entire year ending December 31, 2026. The Company does not intend to update or otherwise revise these expected events and estimates to reflect future events or changes in estimates and does not intend to disclose publicly whether its actual results will vary from its estimates other than through the release of actual results in the ordinary course of business. No independent registered public accounting firm has compiled, examined or performed any procedures with respect to the preliminary financial information included in this presentation, nor have they expressed any opinion or other form of assurance on such information or its achievability. These estimates should not be regarded as a representation by the Company or its management as to the Company's actual results for the quarterly period ended June 30, 2026. The assumptions and estimates underlying the estimated financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties, including those described under "Risk Factors" in the Company's SEC filings. Accordingly, you should not place undue reliance on these estimates.

4 NON-GAAP FINANCIAL MEASURES This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management uses these non-GAAP financial measures to evaluate the Company's business and may refer to such measures in this presentation. The Company's management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. You should not rely on these non-GAAP financial measures as a substitute for, or as superior to, GAAP results. Non-GAAP financial measures have inherent limitations, are not uniformly applied and are not audited. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. Please refer to the appendix section of this presentation for non-GAAP definitions and a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.

OUR EXECUTIVE LEADERSHIP Executive Vice President & Chief Financial Officer since April 2026 Deputy Chief Financial Officer & Executive Vice President at TD Bank Group (most recently) Interim Chief Financial Officer for TD Bank's U.S. operations; CFO of the Consumer Bank Began banking career at MBNA before joining TD Banknorth, prior to its combination with Commerce Bank Alexander D. Dodd, CFA EVP & CFO Age: 49 John C. Asbury President & CEO Age: 61 Chief Executive Officer since January 2017 President since October 2016 President and Chief Executive Officer of First National Bank of Santa Fe (2015-2016) Senior Executive Vice President and Head of Business Services Group at Regions Bank (2010-2014)

COMPANY OVERVIEW

OUR COMPANY

Soundness | Profitability | Growth

Largest Regional Bank Headquartered in the Lower Mid-Atlantic

HIGHLIGHTS[1]

$38.1 Billion
Assets

$28.7 Billion
Loans

$30.5 Billion
Deposits

177
branches across **Virginia, North Carolina** and **Maryland** footprint

#1
largest regional bank in lower **Mid-Atlantic, Maryland** and **Virginia**[2,3]

$6.0 Billion
Market Capitalization

MID-ATLANTIC PRESENCE



Maryland
BALTIMORE
WASHINGTON
FREDERICKSBURG
STAUNTON
Virginia
CHARLOTTESVILLE
ROANOKE
RICHMOND
NORFOLK
VIRGINIA BEACH
GREENSBORO
RALEIGH
CHARLOTTE
North Carolina
WILMINGTON
Branch (177)
LPO (2)

Atlantic Union Bankshares

1. Assets, Loans, Deposits, and Branch Count are as of June 30, 2026. Market Cap as of July 20, 2026.
2. Based on deposit market share as of June 30, 2025. Regional market: Delaware, Maryland, New Jersey, Pennsylvania, Virginia, Washington, D.C., and West Virginia
3. Regional banks defined as U.S. Banks with <$100 Billion in assets

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8 A DELIBERATE, DISCIPLINED TRANSFORMATION JOURNEY Over the last ten years, we have evolved from a local Virginia community bank into the largest regional bank headquartered in the lower Mid-Atlantic. Our expansion has been deliberate, blending steady organic growth with focused strategic mergers and acquisitions. Every acquisition and investment was driven by a specific goal: to establish a strong, connected presence initially throughout Virginia, then Maryland, and now North Carolina. In the near term, we intend to maximize the potential of the Sandy Spring Bank acquisition. $3.3 $3.0 $3.1 $11.8 AUB Acquired 2017 2018 2019 2020 2021 2022 2023 2024 2025 $9.3 $13.8 $17.5 $19.6 $20.1 $20.5 $21.2 $24.6 $37.6 TOTAL ASSETS, ($ BILLIONS) Total Growth CAGR:+18% | Organic Growth CAGR: 7% $38.1 Q2 2026 Acquired assets as of closing date except for Sandy Spring Bancorp which excludes the approximately $2 billion of CRE loans that were sold after closing

9 THE LEADING BANK OF THE LOWER MID-ATLANTIC REGION 6% BRANCH GROWTH CAGR FROM 2017 TO 2Q 2026 2017 PATH TO VIRGINIA’S BANK LARGEST REGIONAL BANK HEADQUARTERED IN THE LOWER MID-ATLANTIC 177 Branches (June 30, 2026) 2026 18% ASSET GROWTH CAGR FROM 2017 TO 2Q 2026 Former 37 Branches Former 15 Branches Former 26 Branches Former 53 Branches 111 Branches (June 30, 2017) Source: SNL Financial Branch counts as of the time of the closing of each acquisition

10 AFFLUENT AND GROWING MARKETS VIRGINIA MARYLAND1 Key Geographic Highlights NORTH CAROLINA Total Market Deposits Median HHI 2031 Proj. $326.8bn $110.6k $264.3bn $116.7k $726.3bn 2.57% Branches: 126 Deposits: $20.4bn Branches: 40 Deposits: $9.7bn Branches: 11 Deposits: $892mm Median HHI CAGR 2031 Proj. Population CAGR 2031 Proj. Total Market Deposits Median HHI 2031 Proj. Median HHI CAGR 2031 Proj. Population CAGR 2031 Proj. Total Market Deposits Median HHI 2031 Proj. Median HHI CAGR 2031 Proj. Population CAGR 2031 Proj. 2.07% 0.39% 1.73% 0.27% $89.7k 1.00% Source for non-Company information: S&P Global Market Intelligence; Deposit market data as of 6/30/2025. 1. Deposit market share data includes District of Columbia

Q2 2026 HIGHLIGHTS

Leading Regional Presence

Dense, uniquely valuable presence across attractive markets

- #1 Largest Regional Bank headquartered in the lower Mid-Atlantic[1]
- 177 Total Branches Across our Virginia, Maryland, Washington D.C., and North Carolina markets
- We believe the three state footprint that we operate in is among the most attractive in the country

Financial Strength

Solid balance sheet & capital levels

- 10.4% CET1 Ratio | 14.1% Total Risk-Based Capital Ratio; rapidly accreting capital
- 94% Loan-to-Deposit Ratio; 92% Core Deposits[2] | 22% Non-Interest Bearing Deposits
- Proven track record of conservative credit
- 1.15% Allowance for Credit Losses to Loans

Solid Earnings Power

Top-tier returns, an expanding margin, and diversified revenue

- Adjusted operating ROA[4] of 1.47% (GAAP ROA of 1.73%)
- Adjusted operating ROTCE[4] of 20.1% (GAAP ROTCE of 23.4%)
- Net Interest Margin of 3.89%, up 9 basis points from the prior quarter on higher earning-asset yields
- Diversified revenue base — Q2 2026 adjusted operating noninterest income[4] of $57.9 million across fiduciary & asset management, service charges, interchange, etc.

Strong Growth Profile

Organic & Capitalizing on Executing Sandy Spring Acquisition

- Focused on organic growth opportunities and adding 10 branches to North Carolina
- Total Loan CAGR from 2017 to 2Q 2026 = 18% Total | 8% Organic[3]
- $17Bn of Wealth AUM

Atlantic Union Bankshares

Source: S&P Global Market Intelligence Financial Data as of or for the three months ended 6/30/2026.
1. Based on Deposit market share as of June 30, 2025. Regional banks defined as U.S. Banks with <$100Bn in assets; Mid-Atlantic defined as Delaware, Maryland, New Jersey, Pennsylvania, Virginia, Washington D.C., and West Virginia
2. Core deposits defined as total deposits less jumbo time deposits and brokered deposits
3. Organic growth excludes loans acquired in acquisitions from 2017 to 2Q 2026
4. Non-GAAP financial measure. Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.

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FINANCIAL OVERVIEW

FINANCIAL HIGHLIGHTS

Q2 2026 FINANCIALS AT A GLANCE

Balance Sheet ($B)		QoQ Growth[2]
Assets	$38.1	+8.4%
Gross Loans HFI	$28.7	+10.4%
Deposits	$30.5	+1.0%
TCE[1]	$2.95	+16.5%

Profitability

GAAP		Adj.[1]	
Net Income	$161M	Net Income[1]	$137M
ROA	1.73%	ROA[1]	1.47%
ROTCE	23.4%	ROTCE[1]	20.1%
Dil. EPS	$1.11	Dil. EPS[1]	$0.94
Eff. Ratio	47.9%	Eff. Ratio(FTE)[1]	47.5%
NIM	3.89%	Core NIM (FTE)[1]	3.46%

Q2 2026 Highlights

Reported net income available to common shareholders increased 32.6% from the prior quarter driven by:

- **An increase in noninterest income**, primarily driven by a $32.3 million pre-tax gain on the sale of equity interest in Bearing Insurance Group, LLC ("Bearing Insurance");
- **Increase in net interest income**, primarily driven by higher interest income on loans held for investment ("LHFI") and lower interest expense on long-term borrowing costs;
- **A decrease in noninterest expense**, primarily driven by a $9.0 million decrease in pre-tax merger-related costs;
- **Partially offset by an increase in provision for credit losses,** primarily driven by the reserve build associated with loan portfolio growth;
- **An increase in income tax expense** associated with higher pre-tax income.

Adjusted operating earnings available to common shareholders[1] increased 6.2% from the prior quarter primarily due to:

- **An increase in net interest income**, as described above;
- **An increase in adjusted noninterest income[1]**, primarily due to a $2.5 million increase in loan-related interest rate swap fees, and a $1.3 million increase in fiduciary and asset management fees, partially offset by a $2.8 million decrease in other operating income;
- **Partially offset by an increase in income tax expense**, as described above.

Atlantic Union Bankshares

1. Non-GAAP financial measure. Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.
2. Quarter over quarter percentage changes in this table are calculated on an annualized basis except for dividends, which are presented on a per share basis.

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14 BALANCE SHEET TRENDS LOANS ($ IN MILLIONS ) DEPOSITS ($ IN MILLIONS ) ASSETS ($ IN MILLIONS ) 18,471 27,796 27,946 28,673 2024 2025 Q1 2026 Q2 2026 20,398 30,472 30,391 30,468 2024 2025 Q1 2026 Q2 2026 24,585 37,586 37,315 38,100 2024 2025 Q1 2026 Q2 2026

15 PROFITABILITY ROA (%) ROTCE (%) EFFICIENCY RATIO (%) EPS ($) 0.88% 0.80% 1.33% 1.73% 1.11% 1.33% 1.41% 1.47% 2024 2025 Q1 2026 Q2 2026 ROA (GAAP) Adjusted Operating ROA 13.4% 12.8% 18.6% 23.4% 16.9% 20.4% 19.6% 20.1% 2024 2025 Q1 2026 Q2 2026 ROTCE (GAAP) Adjusted Operating ROTCE 62.1% 65.2% 57.1% 47.9% 53.3% 49.7% 49.9% 47.5% 2024 2025 Q1 2026 Q2 2026 Efficiency Ratio (GAAP) Adjusted Operating Efficiency Ratio(FTE) $2.24 $2.03 $1.95 $2.88 $3.44 $1.83 2024 2025 YTD 2026 EPS (GAAP) Adjusted Operating EPS Quarterly data for three months ended, year-to-date data for six months ended, yearly data for the twelve months ended. 1. Non-GAAP financial measure. Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure. 2. Annualized for illustrative purposes. $3.932 $3.61 2 GAAP Measure Adjusted Operating Non-GAAP Measure 1 1 1 1 1 $3.692

16 699 1,155 312 325 714 1,172 317 330 3.27% 3.74% 3.80% 3.34% 3.89% 3.80% 3.85% 3.94% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 0 200 400 600 800 1,000 1,200 1,400 1,600 2024 2025 Q1 2026 Q2 2026 Net Interest Income (GAAP) Net Interest Income (FTE) (non-GAAP) NIM NIM (FTE) NET INTEREST MARGIN BAR CHART LONG NET INTEREST INCOME ($ IN MILLIONS ) LOAN PORTFOLIO PRICING MIX DOLLAR LINE CHART NIM SINCE Q1 2025 COMMENTARY – Q2 2026 vs. Q1 2026 1,3242 Q2 2026 Fixed 46% 1-month SOFR 41% Prime 8% Other 5% Total 100% Approximately 19% of the total loan portfolio at 6/30/2026 have floors and all are above floors ▪ Net interest income increased $12.7 million to $325.1 million, and net interest income (FTE)1 increased $12.8 million to $329.7 million from the prior quarter. ▪ Increases were driven primarily by higher interest income on loans held for investment, reflecting loan growth, higher loan yields, and increased loan accretion income. ▪ Net interest margin and net interest margin (FTE)1 each increased 9 basis points from the prior quarter to 3.89% and 3.94%, respectively, aided by earning asset yields rising 9 basis points to 5.88%. ▪ Net accretion income was $39.9 million for the quarter, compared to $32.9 million in the prior quarter. ▪ Loan portfolio is 46% fixed / 41% 1-month SOFR / 8% Prime / 5% other; approximately 19% of the total portfolio has floors, all of which are above their floors at 6/30/26. 1. Non-GAAP financial measure. Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure. 2. Annualized for illustrative purposes 1,304 1,286 2 2 1,2652 1 1

17 ▪ Average cost of deposits increased 3 basis points to 1.93%, while average cost of funds was unchanged at 1.94%, as increases in deposit costs were offset by lower acquisition accounting-related borrowing amortization. ▪ Loan yield (FTE)1 increased 9 basis points to 6.23% and earning asset yield (FTE)1 increased 9 basis points to 5.88%, driven by higher loan yields and loan accretion income. ▪ Cost of interest-bearing deposits was 2.48% and cost of interest-bearing liabilities was 2.59% for the quarter. ▪ Balance sheet remains modestly asset-sensitive; the securities portfolio is used defensively to neutralize the overall asset-sensitive interest rate risk profile. INTEREST RATE POSITIONING NIM, YIELD ON LOANS & COST OF DEPOSITS Q2 2026 INTEREST RATE SENSITIVITY 3.11% 3.39% 3.31% 3.26% 3.38% 3.78% 3.77% 3.90% 3.80% 3.89% 6.03% 6.34% 6.35% 6.14% 6.01% 6.48% 6.43% 6.44% 6.14% 6.23% 2.39% 2.46% 2.57% 2.48% 2.29% 2.20% 2.18% 2.03% 1.90% 1.93% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 2024Q1 2024Q2 2024Q3 2024Q4 2025Q1 2025Q2 2025Q3 2025Q4 2026Q1 2026Q2 NIM Yield on Loans Cost of Deposits (20.3) (14.2) (6.3) 6.4 11.8 16.3 -300 -200 -100 +100 +200 +300 Change in Future Net Interest Income ($mm) 1 Change in Interest Rates % Change in Future Net Interest Income: (6%) (4%) (2%) 2% 4% 5% 1. Non-GAAP financial measure. Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure. COMMENTARY – Q2 2026 vs. Q1 2026

18 51.5 56.6 56.5 57.9 81.5 51.8 57.0 54.8 90.2 13.6% 14.9% 14.4% 14.7% 14.9% 20.2% 14.0% 14.7% 14.9% 21.7% -100.0% -80.0% -60.0% -40.0% -20.0% 0.0% 20.0% -10.0 10.0 30.0 50.0 70.0 90.0 110.0 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Adjusted Operating NII NII (GAAP) Adjusted Operating NII / Rev NII / Rev (GAAP) NON-INTEREST INCOME NON-INTEREST INCOME ($ IN MILLIONS) Q2 2026 COMPOSITION Service Charge (Deps. Acct) 13.6% Other Service Charge / Fees 2.5% Interchange Fees 4.2% Fiduciary and AM Fees 23.8% Mortgage Banking Income 2.9% BOLI 6.4% Loan-related Rate Swap Fees 7.2% Other 39.5% ▪ Noninterest income increased $35.4 million to $90.2 million, primarily driven by a $32.3 million pre-tax gain on the sale of the Company's equity interest in Bearing Insurance. ▪ Adjusted operating noninterest income1 , which excludes the pre-tax gain on sale of equity interest in Bearing Insurance and pre-tax gains on sale of securities, increased $3.1 million to $57.9 million. ▪ Increase was driven by a $2.5 million increase in loan-related interest rate swap fees due to an increase in transaction volumes and a $1.3 million increase in fiduciary and asset management fees, primarily due to an increase in assets under management. ▪ Partially offset by a $2.8 million decrease in other operating income, primarily due to a decrease in equity method investment income, reflecting the impact of the Bearing Insurance equity interest sale and mark-to-market valuation losses on certain investments. Figures may not foot due to rounding. 1. Non-GAAP financial measure. Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure 2. Q2 2025 excludes the impact of the $15.7 million pre-tax gain on the Commercial Real Estate ("CRE") loan sale and a $14.3 million pre-tax gain on the sale of the Company's equity interest in Carry Street Partners “CSP” 3. Q3 2025 excludes the impact of the ($4.8) million pre-tax loss related to the final CRE loan sale settlement 4. Q4 2025 excludes the impact of the $457,000 pre-tax gain on sale of the Company's equity interest in CSP 5. Q2 2026 excludes the impact of the $32.3 million pre-tax gain on sale of the Company's equity interest in Bearing Insurance Group, LLC ("Bearing Insurance”) Make this GAAP vs. NonGAAP Add Q1 2026, Q2 2026 Remove 2023 SHOW ALL ADJUSTED OPERATING NIM And normal NIM. Side by side and 2 lines Show total Noninterest Income and add the top bar dotted line for the nonrecurring 1 1 COMMENTARY – Q2 2026 vs. Q1 2026 3 4 5 2

19 182.4 185.5 186.9 185.3 184.0 279.7 238.4 243.2 209.8 199.1 48.3% 48.8% 47.8% 49.9% 47.5% 69.4% 64.3% 62.8% 57.1% 47.9% -80.0% -60.0% -40.0% -20.0% 0.0% 20.0% 40.0% 60.0% 80.0% 0.0 50.0 100.0 150.0 200.0 250.0 300.0 350.0 400.0 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Adjusted Operating NIE NIE (GAAP) Adjusted Operating Efficiency Ratio Efficiency Ratio (GAAP) NON-INTEREST EXPENSE NON-INTEREST EXPENSE ($ IN MILLIONS) Q2 2026 COMPOSITION Salaries and Benefits 56.4% Occupancy 6.5% Furniture and Equipment 2.8% Technology and data processing 8.0% Professional Services 3.1% Marketing and advertising 2.8% Other 20.5% ▪ Noninterest expense decreased $10.7 million to $199.1 million, primarily driven by a $9.0 million decrease in pre-tax merger-related costs. ▪ Adjusted operating noninterest expense1 , which excludes merger-related costs and amortization of intangible assets, decreased $1.3 million to $184.0 million. ▪ Decrease driven by a $1.8 million decline in marketing and advertising expense and a $1.1 million decline in salaries and benefits expense (seasonal decrease in payroll taxes and 401(k) contribution expenses), partially offset by a $1.6 million increase in other expenses. ▪ Efficiency ratio (FTE)1 of 47.4% and adjusted operating efficiency ratio (FTE)1 of 47.5% for the quarter. Figures may not foot due to rounding. 1. Non-GAAP financial measure. Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure 2. Excludes merger-related costs and amortization of intangible assets 1 1 COMMENTARY – Q2 2026 vs. Q1 2026 2

LOAN PORTFOLIO AND ASSET QUALITY

21 DIVERSIFIED AND GRANULAR LOAN PORTFOLIO Duration Q2 2025 Weighted Average Yield (Tax Equivalent) C&D 6.5% Owner Occupied CRE 15.0% C&I 19.6% Other Commercial 5.8% Commercial 1-4 Family 3.5% Non-Owner Occupied CRE 25.5% Multifamily RE 8.5% Consumer 1-4 Family 10.2% Residential 1-4 family - Revolving 4.6% Auto 0.5% Consumer 0.4% TOTAL LOAN PORTFOLIO $28.7 BILLION Total Portfolio Characteristics As of June 30,2026 LOAN PORTFOLIO CHARACTERISTICS 1.3 years Duration 40% Commercial2 6.23% Q2 2026 Weighted Average Yield (Tax Equivalent)1 Figures may not foot due to rounding. 1. Non-GAAP financial measure. Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure. 2. Commercial defined as C&I plus owner-occupied commercial real estate and other commercial

22 293% 275% 272% 274% 2024 2025 Q1 2026 Q2 2026 63% 39% 41% 42% 2024 2025 Q1 2026 Q2 2026 C&D AND CRE LOAN CONCENTRATIONS C&D LOANS / RISK BASED CAPITAL (%) CRE1 LOANS / RISK BASED CAPITAL (%) Financial data per bank level regulatory filings. 1. Commercial Real Estate (including CRE loans held for sale) as defined by joint regulatory guidance to include call codes 1.a (Construction), 1.d (Multifamily), 1.e.2. (Other Non-farm Non-residential, excluding Owner-Occupied) and CRE loans not secured by real estate.

23 Total Non-Owner Occupied CRE 25.5% Owner Occupied CRE 15.0% Construction and Land Development 6.5% Multifamily Real Estate 8.5% Residential 1-4 Family - Commercial 3.5% Other Commercial (Farmland) 0.1% All Other Loans 40.9% CRE PORTFOLIO At June 30, 2026 CRE BY CLASS $ I N M I LLI O N S Total Outstandings % of Total Portfolio Hotel/Motel B&B $1,230 4.3% Industrial/Warehouse $1,290 4.5% Office $1,478 5.2% Retail $1,844 6.4% Self Storage $715 2.5% Senior Living $120 0.4% Other $627 2.2% Total Non-Owner Occupied CRE $7,304 25.5% Owner Occupied CRE $4,308 15.0% Construction and Land Development $1,859 6.5% Multifamily Real Estate $2,429 8.5% Residential 1-4 Family - Commercial $1,008 3.5% Other Commercial (Farmland) $42 0.1% Total CRE $16,951 59.1% $28.7B Total Loans 274% CRE Concentration Ratio1 1. CRE concentration as a percentage of total capital; Loan balances used are as defined in the Call Report instructions. Figures may not foot due to rounding.

24 NON-OWNER OCCUPIED OFFICE CRE PORTFOLIO NON-OWNER OCCUPIED OFFICE GEOGRAPHICALLY DIVERSE NON PORTFOLIO CREDIT QUALITY -OWNER OCCUPIED OFFICE PORTFOLIO ( $ M I LLI O N S ) Carolinas $326 Western VA $154 Fredericksburg Area $163 Central VA $100 Coastal VA/NC $61 Baltimore $127 DC Metro $436 Other Maryland $50 Eastern VA $26 Other $36 Total $1,478 BY MARKET DC METRO SUBMARKET2 KEY PORTFOLIO METRICS Avg. Office Loan ($ thousands) $2,223 Median Office Loan ($ thousands) $744 Loan Loss Reserve / Office Loans 1.58% NCOs / Office Loans1 (0.02%) Delinquencies / Office Loans 0.40% NPL / Office Loans 0.20% Criticized Loans / Office Loans 8.88% District of Columbia $60 Suburban Maryland $180 Suburban Virginia $196 Total $436 As of June 30, 2026 Figures may not foot due to rounding. 1. Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Office Portfolio 2. DC, Montgomery County, Prince George’s County, Fairfax County, Fairfax City, Falls Church City, Arlington County, Alexandria City.

25 MULTIFAMILY CRE PORTFOLIO Carolinas $768 Western VA $255 Fredericksburg Area $87 Central VA $291 Coastal VA/NC $220 Baltimore $133 DC Metro $368 Other Maryland $11 Eastern VA $39 Other $259 Total $2,429 BY MARKET MULTIFAMILY PORTFOLIO CREDIT GEOGRAPHICALLY DIVERSE MULTIFAMILY PORTFOLIO QUALITY DC METRO SUBMARKET* KEY PORTFOLIO METRICS ( $ M I LLI O N S ) Avg. Multifamily Loan ($ thousands) $3,715 Median Multifamily Loan ($ thousands) $888 Loan Loss Reserve / Multifamily Loans 1.34% NCOs / Multifamily Loans1 0.00% Delinquencies / Multifamily Loans 1.19% NPL / Multifamily Loans 0.96% Criticized Loans / Multifamily Loans 12.57% District of Columbia $251 Suburban Maryland $108 Suburban Virginia $9 Total $368 As of June 30, 2026 Figures may not foot due to rounding. 1. Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Multifamily Portfolio 2. DC, Montgomery County, Prince George’s County, Fairfax County, Fairfax City, Falls Church City, Arlington County, Alexandria City

26 $776.4 million 1.00% $3.6 million Total Amount of Loans Loan Loss Reserve/ Gov Con Loans Avg. Loan Size 0.00% 0.0% 8.84% Non-Performing Loans Net Charge-Offs1 Criticized Loans/ Gov Con Loans OVERVIEW OF GOVERNMENT-RELATED LOAN PORTFOLIO EXPOSURES • Government Contracting team has managed through government shutdowns and sequestrations in the past. • Focus on national security agency and defense industry contractors. • Active monitoring of all published notices of contract terminations or stop work orders. KEY METRICS OF GOVERNMENT CONTRACTING PORTFOLIO As of June 30, 2026 1. Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Government Contracting Portfolio

NON-DEPOSITORY FINANCIAL INSTITUTION ("NDFI")/PRIVATE CREDIT PORTFOLIO

As of June 30, 2026

NDFI/PRIVATE CREDIT PORTFOLIO

$ IN MILLIONS


$20.7
$78.3
Total of $253.2
$154.2

NDFI/PRIVATE CREDIT LOAN TYPES

Loans to mortgage credit intermediaries

Institutional CRE, Residential Mortgage Warehouse, Mortgage Servicing Rights ("MSR")

Loans to business credit intermediaries

Wholesale Lender Finance, Business Development Companies

Other loans to non-depository financial institutions

All Other (e.g. insurance, broker/dealer)

Loans to consumer credit intermediaries[1]

Consumer Lender Finance

PORTFOLIO CHARACTERISTICS

- Comprised primarily of facilities that help fund private equity group lending to businesses
- The Company's exposure consists of granular downstream credits held as collateral with each facility controlled with specific conservative advance rates and concentration percentages
- The Company has had no NDFI charge-offs or past due loans in the preceding four quarters
- All NDFI loans are included in the Other Commercial (Other) loan class

KEY PORTFOLIO METRICS	
NDFI Loan Loss Reserve / Total NDFI Loans	0.86%
NDFI Loans/ Total Loans	0.88%
Average NDFI Loan Size	$2.2 million

Atlantic Union Bankshares

1. As of June 30, 2026, there were no outstanding balances related to loans to consumer credit intermediaries

27

28 0.31% 0.41% 0.45% 0.28% 2024 2025 Q1 2026 2Q 2026 0.31% 0.41% 0.35% 0.39% 2024 2025 Q1 2026 Q2 2026 0.38% 1.39% 0.23% 0.04% (0.04%) 0.14% Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 2Q 2026 Loan Loss Provision / Average Loans ASSET QUALITY NON-PERFORMING ASSETS / LHFI PROVISIONS NON-ACCRUAL LOANS / LHFI PAST DUE AND STILL ACCRUING / LHFI 1 0.32% 0.42% 0.36% 0.39% 2024 2025 Q1 2026 Q2 2026 1.13% 1.16% 1.15% 1.15% ACL / LOANS: Yearly data as of or for the twelve months ended, quarterly data as of or for the three months ended 1. Shown as 30+ days past due and still accruing / total loans held for investment. 1.25% 1.17%

Q2 2026 ALLOWANCE FOR CREDIT LOSSES (ACL) AND PROVISION FOR CREDIT LOSSES

	ALLOWANCE FOR LOAN & LEASE LOSSES (ALLL)	RESERVE FOR UNFUNDED COMMITMENTS (RUC)	ALLOWANCE FOR CREDIT LOSSES
12/31/2025 Ending Balance % of loans	$295.1 million (1.06%)	$26.2 million (0.10%)	$321.3 million (1.16%)
Q1 2026 Activity	($4.0) million Decrease driven by portfolio mix changes.	+$4.6 million Increase primarily driven by higher construction and land development unfunded commitments.	+$0.6 million $2.2 million Provision for Credit Losses and $1.6 million net charge-offs.
03/31/2026 Ending Balance % of loans	$291.1 million (1.04%)	$30.8 million (0.11%)	$321.9 million (1.15%)
Q2 2026 Activity	**+$7.7 million** **Increase driven by loan growth.**	**+$1.4 million** **Increase driven by growth in unfunded commitments.**	**+$9.1 million** **$11.0 million Provision for Credit Losses and $2.0 million net charge-offs.**
06/30/2026 **Ending Balance % of loans**	**$298.8 million** **(1.04%)**	**$32.2 million** **(0.11%)**	**$331.0 million** **(1.15%)**

Q2 MACROECONOMIC FORECAST

MOODY'S JUNE 2026 BASELINE FORECAST:

- US GDP expected to average ~2.1% growth in 2026 and ~1.9% in 2027.
- The national unemployment rate expected to average ~4.4% in 2026 and ~4.6% 2027.

Q2 ACL CONSIDERATIONS

- Effective January 1, 2026, the Company made certain changes to its ACL methodology as part of the continued enhancement of its credit modeling practices, resulting in more dynamic and precise modeling that allows for more granularity in the monitoring of our credit losses.
- Utilizes a weighted Moody's forecast economic scenarios approach in the overall estimate.
- The increase in the allowance for credit losses reflects growth in both the ALLL and the RUC primarily driven by loan growth and higher unfunded commitments.
- The reasonable and supportable forecast period is 2 years; followed by reversion to the historical loss average over 2 years.

Atlantic Union Bankshares

Numbers may not foot due to rounding

29

30 HISTORY OF PRUDENT CREDIT MANAGEMENT ACROSS CYCLES NET CHARGE OFFS / AVERAGE LOANS (%) 0.01% 0.05% 0.21% 0.71% 0.58% 0.56% 0.58% 0.36% 0.11% 0.14% 0.09% 0.15% 0.12% 0.17% 0.08% 0.01% 0.02% 0.05% 0.05% 0.17% 0.03% 0.39% 0.59% 1.41% 2.56% 2.56% 1.57% 1.10% 0.69% 0.49% 0.44% 0.47% 0.50% 0.48% 0.51% 0.50% 0.25% 0.27% 0.51% 0.68% 0.63% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Q2 2026 AUB Industry Average TBU FDIC Banks Source: S&P Global Market Intelligence, Federal Reserve Bank of St. Louis (Federal Reserve Economic Data - FRED), Federal Deposit Insurance Corporation (FDIC) & company filings; Financial data as of respective quarter ended; Industry average includes all FDIC-Insured Institutions.

FUNDING & LIQUIDITY

32 ATTRACTIVE CORE DEPOSIT BASE Non-Interest Bearing 22% Interest Checking 26% Money Market 22% Retail Time 13% Jumbo Time 6% Brokered 2% Savings 8% DEPOSIT BASE CHARACTERISTICS AS OF JUNE 30, 2026 DEPOSIT COMPOSITION — $30.5 BILLION 92% core deposits1 48% transactional accounts 1.93% cost of deposits Figures may not foot due to rounding 1. Core deposits defined as total deposits less jumbo time deposits and brokered deposits

33 GRANULAR DEPOSIT BASE CUSTOMER DEPOSIT GRANULARITY PERIOD END UNINSURED & UNCOLLATERALIZED DEPOSITS AS A PERCENTAGE OF TOTAL DEPOSITS ( $ M I LLI O N S ) $22,000 $22,000 $22,000 $105,000 $118,000 $120,000 $2,100 $2,600 $2,500 $7,400 $8,000 $8,100 Q2 2025 Q1 2026 Q2 2026 Retail Avg. Deposits Acct Size Business Avg. Deposits Acct Size Retail Accounts - Median Business Accounts - Median 32% 32% 31% 32% 33% $9,907 $9,802 $9,551 $9,608 $9,915 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026

SECURITIES PORTFOLIO

INVESTMENT SECURITIES BALANCES


($ MILLIONS)
Total AFS (fair value) and HTM (carrying value)
$4,636
4.15% Yield[1]
$4,882
4.08% Yield[1]
$4,738
4.05% Yield[1]
2Q 2025
1Q 2026
2Q 2026

- Total securities portfolio of $4.7 billion with a total net unrealized losses of $346.2 million
  - 83% of total portfolio book value in available-for-sale ("AFS") with net unrealized losses of $317 million
  - 17% of total portfolio book value designated as held-to-maturity with net unrealized losses of $29 million
  - 14% floating rate versus 86% fixed rate
- Total effective duration of approximately 4.0 years. Securities portfolio is used defensively to neutralize overall asset sensitive interest rate risk profile
- ~27% municipals, ~71% treasuries, agency MBS/CMOs and ~2% corporates and other investments
- Securities to total assets of 12.4% as of June 30, 2026, down from 13.1% as of March 31, 2026

Atlantic Union Bankshares

Data as of 6/30/26, unless stated otherwise

1. Non-GAAP financial measure. Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.

34

35 Cash and Cash Equivalents (unrestricted) $969 Unencumbered Securities $1,790 FHLB Borrowing Capacity $4,988 Fed Funds Lines $1,392 Discount Window $1,653 Secondary Sources* $2,514 LIQUIDITY POSITION * Includes brokered deposits and other sources of liquidity Figures may not foot due to rounding Liquidity Sources Total $13.3 billion At June 30, 2026 TOTAL LIQUIDITY SOURCES OF $13.3 BILLION ~134% Liquidity Coverage Ratio of Uninsured/Uncollateralized Deposits of $9.9 billion ($ MILLIONS)

CAPITAL POSITION

STRONG CAPITAL POSITION

At June 30, 2026

CAPITAL RATIO	REGULATORY WELL CAPITALIZED MINIMUMS	REPORTED		PRO FORMA INCLUDING AOCI & HTM UNREALIZED LOSSES	
		ATLANTIC UNION BANKSHARES	ATLANTIC UNION BANK	ATLANTIC UNION BANKSHARES	ATLANTIC UNION BANK
Common Equity Tier 1 Ratio (CET1)	6.5%	10.4%	13.0%	9.4%	12.0%
Tier 1 Capital Ratio	8.0%	10.9%	13.0%	10.0%	12.0%
Total Risk Based Capital Ratio	10.0%	14.1%	14.0%	13.2%	13.0%
Leverage Ratio	5.0%	9.6%	11.4%	8.8%	10.6%
Tangible Equity to Tangible Assets (non-GAAP)[1]	-	8.6%	10.4%	8.6%	10.3%
Tangible Common Equity Ratio (non-GAAP)[1]	-	8.2%	10.4%	8.1%	10.3%

		As of 6/30/2026	As of 3/31/2026	% Change
Tangible Book Value per share (non-GAAP)[1]	-	$20.77	$19.93	4.2%

CAPITAL MANAGEMENT STRATEGY

ATLANTIC UNION CAPITAL MANAGEMENT OBJECTIVES ARE TO:

- Maintain designation as a "well capitalized" institution.
- Ensure capital levels are commensurate with the Company's risk profile, capital stress test projections, and strategic plan objectives.

THE COMPANY'S CAPITAL RATIOS ARE WELL ABOVE REGULATORY WELL CAPITALIZED LEVELS

- On a pro forma standalone basis, the Company and the Bank would be well capitalized if unrealized losses on securities were realized at June 30, 2026.

CAPITAL MANAGEMENT ACTIONS

During the second quarter of 2026, the Company:

- Paid a common stock dividend of 37 cents per share, which was the same as the first quarter of 2026, and an increase of 8.8% from the second quarter of 2025 dividend amount.
- Paid dividends of $171.88 per outstanding share of Series A Preferred Stock
- Repurchased $10.0 million of common stock at an average price of $37.76

Atlantic Union Bankshares

1. Non-GAAP financial measure. Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure

* Capital information presented herein is based on estimates and subject to change pending the Company's filing of its regulatory reports

37

38 CONSOLIDATED CAPITAL RATIOS TIER 1 RATIO (%) TOTAL CAPITAL RATIO (%) 10.8% 10.6% 10.8% 10.9% 2024 2025 Q1 2026 Q2 2026 13.6% 13.9% 14.0% 14.1% 2024 2025 Q1 2026 Q2 2026 TANGIBLE COMMON EQUITY / TANGIBLE ASSETS (%)1 7.2% 7.9% 8.0% 8.2% 2024 2025 Q1 2026 Q2 2026 CET1 RATIO (%) 10.0% 10.1% 10.2% 10.4% 2024 2025 Q1 2026 Q2 2026 1. Non-GAAP financial measure. Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure

APPENDIX

KROLL BOND RATING AGENCY AND OUTSTANDING DEBT & PREFERRED SUMMARY

As of October 24, 2025	KBRA
Atlantic Union Bankshares Corporation	
Senior Unsecured Debt	BBB+
Subordinated Debt	BBB
Preferred Stock	BBB-
Short-Term Debt	K2
Outlook	Stable

As of October 24, 2025	KBRA
Atlantic Union Bank	
Deposit	A-
Senior Unsecured Debt	A-
Subordinated Debt	BBB+
Short-Term Debt	K2
Outlook	Stable

Debt and Hybrid Securities Profile								
Issue	Entity	Rank	Maturity	Call	Amount ($000)	Front-End Coupon	Back-End Coupon	Current Coupon[1]
Subordinated Debt								
2031 Sub Notes (10NC5)	HoldCo	Subordinated	12/15/2031	12/15/2026	$250,000	2.875%	3M SOFR + 186 bps	2.875%
2032 Sub Notes (10NC5)	HoldCo	Subordinated	3/30/2032	3/30/2027	$190,000	3.875%	3M SOFR + 196.5 bps	3.875%
2029 Sub Notes (10NC5)	HoldCo	Subordinated	11/15/2029	Callable	$168,000	4.250%	3M SOFR + 262 bps[2]	6.530%
Trust Preferred Capital Securities								
Statutory Trust I	HoldCo	Jr. Subordinated	6/17/2034	Callable	$22,500	–	3M SOFR + 275 bps[2]	6.660%
Statutory Trust II	HoldCo	Jr. Subordinated	6/15/2036	Callable	$36,000	–	3M SOFR + 140 bps[2]	5.310%
VFG Limited Liability Trust I	HoldCo	Jr. Subordinated	3/18/2034	Callable	$20,000	–	3M SOFR + 273 bps[2]	6.640%
FNB Statutory Trust II	HoldCo	Jr. Subordinated	6/26/2033	Callable	$12,000	–	3M SOFR + 310 bps[2]	7.010%
Gateway Capital Statutory Trust I	HoldCo	Jr. Subordinated	9/17/2033	Callable	$8,000	–	3M SOFR + 310 bps[2]	7.010%
Gateway Capital Statutory Trust II	HoldCo	Jr. Subordinated	6/17/2034	Callable	$7,000	–	3M SOFR + 265 bps[2]	6.560%
Gateway Capital Statutory Trust III	HoldCo	Jr. Subordinated	5/30/2036	Callable	$15,000	–	3M SOFR + 150 bps[2]	5.410%
Gateway Capital Statutory Trust IV	HoldCo	Jr. Subordinated	7/30/2037	Callable	$25,000	–	3M SOFR + 155 bps[2]	5.460%
MFC Capital Trust II	HoldCo	Jr. Subordinated	1/23/2034	Callable	$5,000	–	3M SOFR + 285 bps[2]	6.760%
AMNB Statutory Trust I	HoldCo	Jr. Subordinated	6/30/2036	Callable	$20,000	–	3M SOFR + 135 bps[2]	5.260%
MidCarolina Trust I	HoldCo	Jr. Subordinated	11/7/2032	Callable	$5,000	–	3M SOFR + 345 bps[3]	7.100%
MidCarolina Trust II	HoldCo	Jr. Subordinated	1/7/2034	Callable	$3,500	–	3M SOFR + 295 bps[3]	6.600%
Preferred Stock								
Series A Preferred (Perpetual NC)	HoldCo	Preferred Stock	Perpetual	Callable	$172,500	6.875%	–	6.875%

Rating disclaimer: An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. Ratings should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. No report of any rating agency is incorporated by reference herein.

1. Coupon rate subject to change; Data per AUB 2025Y 10-K.
2. Three-Month Chicago Mercantile Exchange Secured Overnight Financing Rate ("SOFR") + 0.262%
3. Three-Month Chicago Mercantile Exchange SOFR

Atlantic Union Bankshares

40

RECONCILIATION OF NON-GAAP DISCLOSURES

The Company believes net interest income (FTE), interest income (FTE), investment income (FTE), total revenue (FTE), earning asset income (FTE), total adjusted revenue (FTE), which are used in computing net interest margin (FTE), core net interest margin (FTE), loan yield (FTE), investment yield (FTE), earning asset yield (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin, loan yield, investment yield, earning asset yield, and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

NET INTEREST MARGIN, LOAN YIELD, INVESTMENT YIELD AND EARNING ASSET YIELD

(Dollars in thousands, except per share amounts and ratios)

	For the year ended		For the three months ended		
	2024	2025	Q2 '25	Q1 '26	Q2 '26
Net interest income (GAAP)	$698,539	$1,154,913	$321,372	$279,659	$285,162
FTE adjustment	15,226	17,161	4,361	4,549	4,560
Net interest income (FTE) (non-GAAP)	**$713,765**	**$1,172,074**	**$325,733**	**$284,208**	**$289,722**
Noninterest income (GAAP)	118,878	219,436	81,522	54,783	90,248
Total revenue (FTE) (non-GAAP)	**832,643**	**1,391,510**	**407,255**	**338,991**	**379,970**
Net interest income (FTE) (non-GAAP)	$713,765	$1,172,074	$325,733	$284,208	$289,722
Purchase accounting adjustments	40,476	145,970	45,372	32,714	39,939
Core net interest income (FTE) (non-GAAP)	**673,289**	**1,026,104**	**280,361**	**251,494**	**249,783**
Average earning assets	$21,347,677	$30,876,034	$34,121,715	$33,377,790	$33,544,840
Net interest margin (GAAP)	3.27%	3.74%	3.78%	3.40%	3.41%
Net interest margin (FTE) (non-GAAP)	3.34%	3.80%	3.83%	3.45%	3.46%
Core net interest margin (FTE) (non-GAAP)	3.15%	3.32%	3.30%	3.06%	2.99%
Loan interest income (GAAP)	$1,091,588	$1,591,505	$435,677	$419,129	$436,309
FTE adjustment	6,563	8,153	2,142	2,170	2,199
Loan interest income (FTE) (non-GAAP)	1,098,151	1,599,658	437,819	421,299	438,508
Average LHFI	$17,647,589	$25,116,692	$27,094,551	$27,830,037	$28,243,611
Loan yield (GAAP)	6.19%	6.34%	6.45%	6.11%	6.20%
Loan yield (FTE) (non-GAAP)	6.22%	6.37%	6.48%	6.14%	6.23%
Investment interest income (GAAP)	$123,780	$179,433	$46,616	$49,961	$47,856
FTE adjustment	8,663	9,008	2,220	2,380	2,362
Investment interest income (FTE) (non-GAAP)	132,443	188,441	48,836	52,341	50,218
Average securities	$3,394,095	$4,589,613	$4,721,736	$5,207,502	$4,976,527
Investment yield (GAAP)	3.65%	3.91%	3.96%	3.89%	3.86%
Investment yield (FTE) (non-GAAP)	3.90%	4.11%	4.15%	4.08%	4.05%
Total earning assets interest income (GAAP)	$1,227,535	$1,821,487	$510,372	$471,735	$486,828
FTE adjustment	15,226	17,161	4,362	4,550	4,561
Total earning assets interest income (FTE) (non-GAAP)	1,242,761	1,838,648	514,734	476,285	491,389
Average earning assets	$21,347,677	$30,876,034	$34,121,715	$33,377,790	$33,544,840
Earning assets yield (GAAP)	5.75%	5.90%	6.00%	5.73%	5.82%
Earning assets yield (FTE) (non-GAAP)	5.82%	5.95%	6.05%	5.79%	5.88%

Atlantic Union Bankshares

41

RECONCILIATION OF NON-GAAP DISCLOSURES

Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessment, deferred tax asset write-down, CECL Day 1 non-PCD loans and RUC provision expense, (loss) gain on sale of securities, gain (loss) on CRE loan sale, gain on sale of equity interest in Cary Street Partners ("CSP"), and gain on sale of equity interest in Bearing Insurance. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company's operations. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger-related costs, FDIC special assessment, (loss) gain on sale of securities, gain (loss) on CRE loan sale, gain on sale of equity interest in CSP, and gain on sale of equity interest in Bearing Insurance. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company's operations.

ADJUSTED OPERATING EARNINGS AND EFFICIENCY RATIO

(Dollars in thousands, except per share amounts and ratios)

	For the year ended					For the three months ended	
	2024	2025	Q2' 25	Q3' 25	Q4' 25	Q1 '26	Q2 '26
Operating Measures							
Net Income (GAAP)	$209,131	$273,715	$19,791	$92,140	$111,966	$122,165	$161,013
Plus: Merger-related costs, net of tax	33,476	124,590	63,349	26,856	29,742	6,956	-
Plus: FDIC special assessment, net of tax	664	-	-	-	-	-	-
Plus: Deferred tax asset write-down	4,774	-	-	-	-	-	-
Plus: CECL Day 1 non-PCD & RUC provision, net of tax	11,520	77,742	77,742	-	-	-	-
Less: (Loss) gain on sale of securities, net of tax	(5,129)	(62)	12	3	2	2	3
Less: Gain (loss) on CRE loan sale, net of tax	-	8,405	-	-	-	-	-
Less: Gain on sale of equity interest in CSP, net of tax	-	10,994	10,654	-	340	-	-
Less: Gain on sale of equity interest in Bearing Ins., net of tax	-	-	-	-	-	-	24,023
Adjusted operating earnings (non-GAAP)	**$264,694**	**$456,710**	**$138,112**	**$122,693**	**$141,366**	**$129,119**	**$136,987**
Less: Dividends on preferred stock	11,868	11,868	2,967	2,967	2,967	2,967	2,967
Adjusted operating earnings avail. to common shareholders (non-GAAP)	**$252,826**	**$444,842**	**$135,145**	**$119,726**	**$138,399**	**$126,152**	**$134,020**
Weighted average common shares outstanding, diluted	87,909,237	129,161,421	141,738,325	141,986,217	142,118,797	142,280,978	142,320,806
EPS available to common shareholders, diluted (GAAP)	$2.24	$2.03	$0.12	$0.63	$0.77	$0.84	$1.11
Adjusted operating EPS available to common shareholders (non-GAAP)	**$2.88**	**$3.44**	**$0.95**	**$0.84**	**$0.97**	**$0.89**	**$0.94**
Operating Efficiency Ratio							
Noninterest expense (GAAP)	$507,534	$895,570	$279,698	$238,446	$243,243	$209,810	$199,136
Less: Amortization of intangible assets	19,307	59,668	18,433	18,145	17,692	15,446	15,136
Less: Merger-related costs	40,018	157,278	78,900	34,812	38,626	9,034	-
Less: FDIC special assessment	840	-	-	-	-	-	-
Adjusted operating noninterest expense (non-GAAP)	**$447,369**	**$678,624**	**$182,365**	**$185,489**	**$186,925**	**$185,330**	**$184,000**
Noninterest income (GAAP)	$118,878	$219,436	$81,522	$51,751	$57,000	$54,783	$90,248
Less: (Loss) gain on sale of securities	(6,493)	(81)	16	4	2	2	4
Less: Gain (loss) on CRE loan sale	-	10,915	15,720	(4,805)	-	-	-
Less: Gain on sale of equity interest in CSP	-	14,757	14,300	-	457	-	-
Less: Gain on sale of equity interest in Bearing Insurance	-	-	-	-	-	-	32,350
Adjusted operating noninterest income (non-GAAP)	**$125,371**	**$193,845**	**$51,486**	**$56,552**	**$56,541**	**$54,781**	**$57,894**
Net interest income (GAAP)	$698,539	$1,154,913	$321,371	$319,210	$330,168	$312,373	$325,118
Noninterest income (GAAP)	118,878	219,436	81,522	51,751	57,000	54,783	90,248
Total revenue (GAAP)	**$817,417**	**$1,374,349**	**$402,893**	**$370,961**	**$387,168**	**$367,156**	**$415,366**
Net interest income (FTE) (non-GAAP)	$713,765	$1,172,074	$325,733	$323,629	$334,789	$316,923	$329,679
Adjusted operating noninterest income (non-GAAP)	125,371	193,845	51,486	56,552	56,541	54,781	57,894
Total adjusted revenue (FTE) (non-GAAP)	**$839,136**	**$1,365,919**	**$377,219**	**$380,181**	**$391,330**	**$371,704**	**$387,573**
Efficiency ratio (GAAP)	62.1%	65.2%	69.4%	62.8%	62.8%	57.1%	47.9%
Efficiency ratio FTE (non-GAAP)	61.0%	64.4%	68.7%	62.1%	62.1%	56.4%	47.4%
Adjusted operating efficiency ratio (FTE) (non-GAAP)	**53.3%**	**49.7%**	**48.3%**	**48.8%**	**47.8%**	**49.9%**	**47.5%**

Atlantic Union Bankshares

42

RECONCILIATION OF NON-GAAP DISCLOSURES

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally. Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessment, deferred tax asset write-down, CECL Day 1 non-PCD loans and RUC provision expense, (loss) gain on sale of securities, gain (loss) on CRE loan sale, gain on sale of equity interest in CSP, gain on sale of equity interest in Bearing Insurance and amortization of intangible assets. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company's operations.

OPERATING MEASURES — RETURN ON ASSETS, EQUITY AND TANGIBLE COMMON EQUITY

(Dollars in thousands, except per share amounts and ratios)

	For the year ended		For the three months ended	
	2024	2025	Q1 '26	Q2 '26
Return on average assets (ROA)				
Average assets (GAAP)	$23,862,190	$34,380,986	$37,254,857	$37,433,973
ROA (GAAP)	0.88%	0.80%	1.33%	1.73%
Adjusted operating ROA (non-GAAP)	**1.11%**	**1.33%**	**1.41%**	**1.47%**
Return on average equity (ROE)				
Adjusted operating earnings avail. to common shareholders (non-GAAP)	$252,826	$444,842	$126,152	$134,020
Plus: Amortization of intangibles, tax effected	15,253	47,138	12,202	11,957
Adjusted operating earnings avail. to common before amort. of intangibles (non-GAAP)	**$268,079**	**$491,980**	**$138,354**	**$145,977**
Average equity (GAAP)	$2,971,111	$4,446,839	$5,068,069	$5,125,495
Less: Average goodwill	1,139,422	1,592,391	1,733,527	1,754,875
Less: Average amortizable intangibles	73,984	277,977	307,636	292,322
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	**$1,591,349**	**$2,410,115**	**$2,860,550**	**$2,911,942**
ROE (GAAP)	7.04%	6.16%	9.78%	12.60%
Return on tangible common equity (ROTCE)				
Net income available to common shareholders (GAAP)	$197,263	$261,847	$119,198	$158,046
Plus: Amortization of intangibles, tax effected	15,253	47,138	12,202	11,957
Net income avail. to common before amort. of intangibles (non-GAAP)	**$212,516**	**$308,985**	**$131,400**	**$170,003**
ROTCE (non-GAAP)	13.35%	12.82%	18.63%	23.42%
Adjusted operating ROTCE (non-GAAP)	**16.85%**	**20.41%**	**19.62%**	**20.11%**

Atlantic Union Bankshares

43

RECONCILIATION OF NON-GAAP DISCLOSURES

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to exclude the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable.

TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO — ATLANTIC UNION BANKSHARES (CONSOLIDATED)

(Dollars in thousands, except per share amounts and ratios)

	For the year ended		For the three months ended	
	2024	2025	Q1 '26	Q2 '26
Tangible Assets				
Ending Assets (GAAP)	$24,585,323	$37,585,754	$37,315,011	$38,099,868
Less: Ending goodwill	1,214,053	1,733,287	1,754,875	1,754,875
Less: Ending amortizable intangibles	84,563	315,544	300,099	284,962
Ending tangible assets (non-GAAP)	**$23,286,707**	**$35,536,923**	**$35,260,037**	**$36,060,031**
Tangible Common Equity				
Ending equity (GAAP)	$3,142,879	$5,006,398	$5,052,316	$5,153,414
Less: Ending goodwill	1,214,053	1,733,287	1,754,875	1,754,875
Less: Ending amortizable intangibles	84,563	315,544	300,099	284,962
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	**$1,677,906**	**$2,791,210**	**$2,830,985**	**$2,947,220**
Net unrealized losses on HTM securities, net of tax	($44,516)	($27,404)	($35,456)	($29,142)
Accumulated other comprehensive loss (AOCI)	(359,686)	(256,087)	(278,488)	(276,793)
Common shares outstanding at end of period	89,770,231	141,776,886	142,060,496	141,924,165
Average equity (GAAP)	$2,971,111	$4,950,858	$5,068,069	$5,125,495
Less: Average goodwill	1,139,422	1,726,933	1,733,527	1,754,875
Less: Average amortizable intangibles	73,984	324,099	307,636	292,322
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	**$1,591,349**	**$2,733,470**	**$2,860,550**	**$2,911,942**
Book value per common share (GAAP)	$33.40	$34.14	$34.39	$35.14
Tangible book value per common share (non-GAAP)	$18.83	$19.69	$19.93	$20.77
Tangible book value per common share, ex AOCI (non-GAAP)	$22.87	$21.49	$21.89	$22.72

Atlantic Union Bankshares

44

RECONCILIATION OF NON-GAAP DISCLOSURES

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to exclude the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable.

TANGIBLE ASSETS, TANGIBLE COMMON EQUITY

(Dollars in thousands, except per share amounts)

	2024	2025	Q1' 26		Q2' 26	
	Atlantic Union Bankshares	Atlantic Union Bankshares	Atlantic Union Bankshares	Atlantic Union Bank	Atlantic Union Bankshares	Atlantic Union Bank
Tangible Assets						
Ending Assets (GAAP)	$ 24,585,323	$ 37,585,754	$ 37,315,011	$ 37,224,225	$ 38,099,868	$ 38,016,047
Less: Ending goodwill	1,214,053	1,733,287	1,754,875	1,754,875	1,754,875	1,754,875
Less: Ending amortizable intangibles	84,563	315,544	300,099	300,099	284,962	284,962
Ending tangible assets (non-GAAP)	**$ 23,286,707**	**$ 35,536,923**	**$ 35,260,037**	**$ 35,169,251**	**$ 36,060,031**	**$ 35,976,210**
Tangible Common Equity						
Ending equity (GAAP)	$ 3,142,879	$ 5,006,398	$ 5,052,316	$ 5,759,867	$ 5,153,414	$ 5,792,358
Less: Ending goodwill	1,214,053	1,733,287	1,754,875	1,754,875	1,754,875	1,754,875
Less: Ending amortizable intangibles	84,563	315,544	300,099	300,099	284,962	284,962
Less: Perpetual preferred stock	166,357	166,357	166,357	—	166,357	—
Ending tangible common equity (non-GAAP)	**$ 1,677,906**	**$ 2,791,210**	**$ 2,830,985**	**$ 3,704,893**	**$ 2,947,220**	**$ 3,752,521**
Net unrealized losses on HTM securities, net of tax	$ (44,516)	$ (27,404)	$ (35,456)	$ (35,456)	$ (29,142)	$ (29,142)
Accumulated other comprehensive loss (AOCI)	$ (359,686)	$ (256,087)	$ (278,488)	$ (278,514)	$ (276,793)	$ (276,815)
Common shares outstanding at end of period	89,770,231	141,776,886	142,060,496		141,924,165	
Average equity (GAAP)	$ 2,971,111	$ 4,950,858	$ 5,068,069	$ 5,759,823	$ 5,125,495	$ 5,771,065
Less: Average goodwill	1,139,422	1,726,933	1,733,527	1,733,527	1,754,875	1,754,875
Less: Average amortizable intangibles	73,984	324,099	307,636	307,636	292,322	292,322
Less: Average perpetual preferred stock	166,356	166,356	166,356	—	166,356	—
Average tangible common equity (non-GAAP)	**$ 1,591,349**	**$ 2,733,470**	**$ 2,860,550**	**$ 3,718,660**	**$ 2,911,942**	**$ 3,723,868**
Book value per common share (GAAP)	$ 33.40	$ 34.14	$ 34.39		$ 35.14	
Tangible book value per common share (non-GAAP)	$ 18.83	$ 19.69	$ 19.93		$ 20.77	
Tangible book value per common share, ex AOCI (non-GAAP)	$ 22.87	$ 21.49	$ 21.89		$ 22.72	

Atlantic Union Bankshares

45

RECONCILIATION OF NON-GAAP DISCLOSURES

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to exclude the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable.

TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO

(Dollars in thousands, except per share amounts)

	2024	2025	Q1 '26	Q2 '26	
	Atlantic Union Bankshares	Atlantic Union Bankshares	Atlantic Union Bankshares	Atlantic Union Bankshares	Atlantic Union Bank
Common equity to total assets (GAAP)	12.1%	12.9%	13.1%	13.1%	15.2%
Tangible equity to tangible assets (non-GAAP)	7.9%	8.3%	8.5%	8.6%	10.4%
Tangible equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP)	7.7%	8.2%	8.4%	8.6%	10.3%
Tangible common equity to tangible assets (non-GAAP)	7.2%	7.9%	8.0%	8.2%	10.4%
Tangible common equity to tangible assets, incl net unrealized losses on HTM securities (nor	7.0%	7.8%	7.9%	8.1%	10.3%
Tangible common equity to tangible assets, ex AOCI (non-GAAP)	8.8%	8.6%	8.8%	8.9%	
Leverage Ratio					
Tier 1 capital	$ 2,229,519	$ 3,240,423	$ 3,298,944	$ 3,437,731	$ 4,079,069
Total average assets for leverage ratio	$ 23,995,276	$ 35,602,493	$ 35,442,183	$ 35,720,812	$ 35,638,388
Leverage ratio	9.3%	9.1%	9.3%	9.6%	11.4%
Leverage ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP)	7.6%	8.3%	8.4%	8.8%	10.6%

Atlantic Union Bankshares

46

47 RECONCILIATION OF NON-GAAP DISCLOSURES ADJUSTED OPERATING PRE-TAX PRE-PROVISION EARNINGS (FTE) (Dollars in thousands, except per share amounts and ratios) For the year ended For the three months ended 2024 2025 Q1 '26 Q2 '26 Net interest income (GAAP) $698,539 $1,154,913 $312,373 $325,118 FTE adjustment 15,226 17,161 4,550 4,561 Net interest income (FTE) (non-GAAP) 713,765 1,172,074 316,923 329,679 Noninterest income (GAAP) 118,878 219,436 54,783 90,248 Total revenue (FTE) (non-GAAP) 832,643 1,391,510 371,706 419,927 Less: Noninterest expense (GAAP) 507,534 895,570 209,810 199,136 Pre-tax pre-provision earnings (FTE) (non-GAAP) 325,109 495,940 161,896 220,791 Plus: Merger-related costs 40,018 157,278 9,034 - Plus: FDIC special assessment 840 - Less: (Loss) gain on sale of securities (6,493) (81) 2 4 Less: Gain on CRE loan sale - 10,915 - - Less: Gain on sale of equity interest in CSP - 14,757 Less: Gain on sale of equity interest in Bearing Insurance - - - 32,350 Adjusted operating pre-tax pre-provision earnings (FTE) (non-GAAP) $372,460 $627,627 $170,928 $188,437 Adjusted operating pre-tax pre-provision earnings (FTE) excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, merger-related costs, (loss) gain on sale of securities, gain on CRE loan sale, gain on sale of equity interest in CSP, and gain on sale of equity interest in Bearing Insurance. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.

RECONCILIATION OF NON-GAAP DISCLOSURES

The Company believes interest income (FTE) and loan interest income (FTE), which are used in computing loan yield (FTE), provide valuable additional insight into loan yield by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

LOAN INTEREST INCOME AND LOAN YIELD, FULLY TAXABLE EQUIVALENT (FTE)

(Dollars in thousands, except per share amounts and ratios)

	For the three months ended									
	Q1 '24	**Q2 '24**	**Q3 '24**	**Q4 '24**	**Q1 '25**	**Q2 '25**	**Q3 '25**	**Q4 '25**	**Q1 '26**	**Q2 '26**
Loan interest income (GAAP)	$234,278	$284,747	$290,731	$281,830	$271,316	$435,677	$441,456	$443,055	$419,129	$436,309
Add: FTE adjustment	1,554	1,644	1,738	1,629	1,588	2,142	2,183	2,241	2,170	2,199
Loan interest income (FTE) (non-GAAP)	**235,832**	**286,391**	**292,469**	**283,459**	**272,904**	**437,819**	**443,639**	**445,296**	**421,299**	**438,508**
Average loans held for investment (LHFI)	15,732,599	18,154,673	18,320,122	18,367,657	18,428,710	27,094,551	27,386,338	27,433,274	27,830,037	28,243,611
Loan yield (GAAP)	5.99%	6.31%	6.31%	6.10%	5.97%	6.45%	6.40%	6.41%	6.11%	6.20%
Loan yield (FTE) (non-GAAP)	**6.03%**	**6.34%**	**6.35%**	**6.14%**	**6.01%**	**6.48%**	**6.43%**	**6.44%**	**6.14%**	**6.23%**

Atlantic Union Bankshares

48